Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
February 18, 2010		+1 858.503.3233
msund@maxwell.com

MAXWELL TECHNOLOGIES POSTS HIGHER SALES FOR 4TH QUARTER AND FY09

Ultracapacitor Sales Up 66% and Total Revenue Up 22% vs. Q4 2008

CONFERENCE CALL & WEBCAST AT 5 P.M. (EST) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $28.0 million for its fourth quarter ended December 31, 2009, up 22 percent over the $22.9 million recorded in the same period in 2008. Operating loss for the fourth quarter 2009 was $9.7 million, including a $9.3 million accrual for potential settlement of U.S. Foreign Corrupt Practices Act violations, compared with a loss of $1.9 million in the same period last year. Net loss for Q409 was $10.0 million or $0.39 per share, compared with net income of $1.4 million, or $0.07 per diluted share, in Q408. The net income/loss comparison also is affected by:

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A one-time non-cash tax provision of $1.7 million, or $0.06 per share, in Q409, associated with the transfer of certain intellectual property to the parent company from its Swiss subsidiary in order to maximize utilization of U.S. federal and state net operating loss carryforwards, and

•

A non-cash gain of $1.9 million, or $0.07 per share, recorded in Q409 vs. a non-cash gain of $3.2 million, or $0.14 per diluted share, recorded in Q408, based on the quarterly valuation of conversion features and warrants associated with convertible debentures issued in 2005.

As previously disclosed, the Company has been conducting an inquiry into the nature of certain payments made to a former independent sales agent in China associated with sales of high voltage capacitor products produced by Maxwell’s Swiss subsidiary. The Company has been voluntarily sharing information with the Securities and Exchange Commission and the Department of Justice, and discussions with those authorities are ongoing. For accounting purposes, under U.S. Generally Accepted Accounting Principles (GAAP), based on the Company’s estimate of a potential settlement range of $9.3 million to $20.0 million, the company recorded an accrual of $9.3 million in Q409.

Q409 BOOSTCAP® ultracapacitor revenue increased by 66 percent to $14.9 million, compared with $9.0 million for the same period last year. Sales of high voltage capacitor and microelectronics products totaled $13.1 million for Q409, down six percent from the $14.0 million recorded in Q408. “Continuing strong demand for ultracapacitor-based energy storage systems for wind turbines and hybrid transit buses were major drivers of a 52 percent increase in ultracapacitor sales from 2008 to 2009,” said David Schramm, Maxwell’s president and chief executive officer. “That volume increase, along with ongoing cost reductions and higher efficiency, contributed to continuing improvement in operating results.

“Public sector policies and increasing global environmental consciousness continue to stimulate and mandate investment in renewable energy sources and more efficient, greener public transit, commercial and passenger vehicles, so we are bullish on the growth prospects for our BOOSTCAP products,” Schramm added. “Reduced utility infrastructure and other outdoor construction activity during the winter months tend to make Q1 seasonally soft, so while sales are on pace to come in well above last year’s first quarter, we expect top line revenue to decline by approximately five to seven percent sequentially from Q409 to Q110.”

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MAXWELL TECHNOLOGIES REPORTS FOURTH QUARTER FINANCIAL RESULTS

Cash and restricted cash totaled $37.6 million as of December 31, 2009, compared with $38.2 million as of September 30, 2009. Q409 gross margin was 34 percent, compared with 39 percent in Q408. The gross margin comparison is affected by less favorable revenue mix in the current period and the positive impact in Q408 of several non-recurring items, including a $500,000 forfeited deposit for the purchase of manufacturing equipment and $500,000 of reimbursed research and development expense. Excluding the $9.3 million settlement accrual, operating expenses totaled approximately $9.8 million, or 35 percent of revenue in Q409, compared with $11.0 million, or 48 percent of revenue in Q408. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Annual Report on Form 10-K with the Securities & Exchange Commission.

Management will conduct a conference call and simultaneous webcast to discuss fourth quarter and year-end financial results and the future outlook at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers. The live web cast and subsequent archived replay may be accessed at the company’s web site via the following link: http://maxwell.investorroom.com/.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to finance its operations;

•	disruption of global financial markets and reduced availability of credit;

•	general economic conditions in the markets served by the company’s products;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	cost-effective manufacturing and the success of outsourced product assembly;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://maxwell.investorroom.com/index.php?s=127. All information in this release is as of February 18, 2010. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Revenues:
Sales	$28,001	$22,424	$101,315	$78,459
License fee and service revenue	—	511	—	1,980

Total revenues	28,001	22,935	101,315	80,439
Cost of sales	18,617	13,915	66,026	55,342

Gross profit	9,384	9,020	35,289	25,097
Operating expenses:
Selling, general and administrative	15,149	6,820	33,111	23,268
Research and development	3,889	4,051	15,955	14,847
Amortization of intangibles	86	94	353	364

Total operating expenses	19,124	10,965	49,419	38,479

Loss from operations	(9,740)	(1,945)	(14,130)	(13,382)
Interest expense, net	(52)	(82)	(254)	(481)
Amortization of debt discount and prepaid debt costs	(42)	(466)	(737)	(2,388)
Gain (loss) on embedded derivatives and warrants	1,924	3,188	(5,251)	1,217

Income (loss) before income taxes	(7,910)	695	(20,372)	(15,034)
Income tax provision (benefit)	2,065	(738)	2,540	(226)

Net income (loss)	$(9,975)	$1,433	$(22,912)	$(14,808)

Net income (loss) per common share:
Basic net income (loss) per share	$(0.39)	$0.08	$(0.94)	$(0.71)

Diluted net income (loss) per share	$(0.39)	$0.07	$(0.94)	$(0.71)

Weighted average shares:
Basic	25,890	21,581	24,457	20,819

Diluted	25,890	22,174	24,457	20,819

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	December 31	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$29,582	$12,576
Restricted cash	—	8,000
Trade and other accounts receivable, net	20,485	14,107
Inventories, net	17,788	18,502
Prepaid expenses and other current assets	1,776	1,645

Total current assets	69,631	54,830
Property and equipment, net	17,080	17,355
Intangible assets, net	2,922	3,755
Goodwill	22,799	22,408
Prepaid pension asset	7,653	2,592
Restricted cash	8,000	—
Other non-current assets	734	1,373

Total assets	$128,819	$102,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,672	$12,592
Accrued warranty	588	905
Accrued employee compensation	4,615	4,353
Short-term borrowings and current portion of long-term debt	5,245	18,888
Stock warrants	2,465	—
Deferred tax liability	906	456

Total current liabilities	37,491	37,194
Deferred tax liability, long-term	1,097	—
Long-term debt, excluding current portion	11,452	582
Stock warrants	—	318
Other long-term liabilities	787	972

Total liabilities	50,827	39,066

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 26,321 and 22,521 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	2,633	2,253
Additional paid-in capital	224,575	192,228
Accumulated deficit	(157,814)	(134,902)
Accumulated other comprehensive income	8,598	3,668

Total stockholders’ equity	77,992	63,247

Total liabilities and stockholders’ equity	$128,819	$102,313